Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for August 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,635
* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266	82,207
Total loans to business owners	42,369	42,349	42,369	42,409	42,445
Small business owner loans	24,287	24,122	24,049	24,011	23,943
Business Timely loans	17,574	17,720	17,819	17,875	17,978
Secured loans	389	401	408	413	426
Notes receivable	119	106	93	110	98
Total loans to consumers	40,245	40,056	39,950	39,857	39,762
Wide loans	31,118	30,790	30,506	30,291	30,063
Consumer loans	9,127	9,266	9,444	9,566	9,699

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,731
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,591
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,181
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528
Notes receivable	228,988	198,970	166,687	186,419	156,495
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312
* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600
* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542
* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000
* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,586								7,173
Approvals	404	309	413	389	409								1,924
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.79%								26.82%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490								10,427
Approvals	1,673	2,142	1,855	1,418	1,328								8,416
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%								80.71%
Secured loans
Applications	65	67	116	97	87								432
Approvals	23	25	38	30	39								155
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%								35.88%
Notes receivable
Applications	50	21	39	45	48								203
Approvals	34	21	23	37	28								143
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%								70.44%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254								34,155
Approvals	380	278	340	350	388								1,736
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%								5.08%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176								14,502
Approvals	502	494	552	490	509								2,547
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%								17.56%
     *1 The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.
     *2 The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
August 2004

	Small business		Business Timely						(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	129	533,000	301	247,576	2	35,000	1	2,970	1	2,000	106	30,480	540	851,026
Other	391	1,889,100	202	161,199	29	2,048,300	19	28,679	458	1,229,020	373	101,702	1,472	5,458,001

Total	520	2,422,100	503	408,775	31	2,083,300	20	31,649	459	1,231,020	479	132,182	2,012	6,309,027

August 2005

	Small business		Business Timely						(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	57	272,200	233	228,531	3	11,700	0	0	1	2,500	26	7,660	320	522,591
Other	262	2,302,200	208	258,561	21	4,745,723	10	21,304	366	1,095,680	244	61,968	1,111	8,485,437
Total	319	2,574,400	441	487,093	24	4,757,423	10	21,304	367	1,098,180	270	69,628	1,431	9,008,029
* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
August 2004

	Small business		Business Timely						(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,148	3,791,766	2,516	2,703,736	7	63,332	1	2,970	10	22,240	1,220	380,793	4,902	6,964,840
Other	24,053	53,003,909	14,584	16,904,053	316	6,554,270	127	209,994	34,082	53,854,410	6,363	1,914,392	79,525	132,441,031
Total	25,201	56,795,676	17,100	19,607,789	323	6,617,603	128	212,964	34,092	53,876,651	7,583	2,295,186	84,427	139,405,872
August 2005

	Small business		Business Timely						(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,780	5,711,759	5,176	7,985,748	13	115,982	5	7,465	9	17,947	1,291	402,390	8,274	14,241,293
Other	22,163	53,547,417	12,802	15,868,638	413	26,536,546	93	149,029	30,054	45,074,879	8,408	2,650,922	73,933	143,827,433
Total	23,943	59,259,177	17,978	23,854,386	426	26,652,528	98	156,495	30,063	45,092,827	9,699	3,053,312	82,207	158,068,727
* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.

Delinquent Loans by Default Days as of August 31, 2003, 2004 and 2005
August 31, 2003

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	498,578	0.90	576,305	1.04	1,767,578	3.19	2,842,462	5.14	55,326,638
Business Timely loans	216,744	1.21	143,004	0.80	371,236	2.07	730,985	4.07	17,962,234
Secured loans	15,435	1.03	12,468	0.83	210,506	14.06	238,410	15.93	1,496,823
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	184,124
Wide loans	516,792	0.82	497,393	0.79	1,538,116	2.45	2,552,301	4.07	62,764,011
Consumer loans	579,882	1.47	350,294	0.89	957,512	2.43	1,887,689	4.79	39,411,040

Total	1,827,433	1.03	1,579,466	0.89	4,844,949	2.74	8,251,850	4.66	177,144,873

August 31, 2004

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	438,483	0.77	428,322	0.75	2,429,439	4.28	3,296,245	5.80	56,795,676
Business Timely loans	236,343	1.21	185,882	0.95	490,538	2.50	912,764	4.66	19,607,789
Secured loans	14,027	0.21	4,109	0.06	110,176	1.66	128,312	1.94	6,617,603
Notes receivable	2,176	1.02	0	0.00	0	0.00	2,176	1.02	212,964
Wide loans	431,476	0.80	373,534	0.69	1,928,163	3.58	2,733,175	5.07	53,876,651
Consumer loans	23,334	1.02	25,823	1.13	75,980	3.31	125,138	5.45	2,295,186

Total	1,145,840	0.82	1,017,672	0.73	5,034,299	3.61	7,197,813	5.16	139,405,872

August 31, 2005

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	450,951	0.76	461,397	0.78	2,663,487	4.49	3,575,835	6.03	59,259,177
Business Timely loans	238,409	1.00	177,058	0.74	467,262	1.96	882,729	3.70	23,854,386
Secured loans	6,562	0.02	2,308	0.01	459,052	1.72	467,923	1.76	26,652,528
Notes receivable	0	0.00	0	0.00	17,378	11.10	17,378	11.10	156,495
Wide loans	330,523	0.73	254,507	0.56	1,491,686	3.31	2,076,718	4.61	45,092,827
Consumer loans	40,383	1.32	37,312	1.22	104,666	3.43	182,363	5.97	3,053,312

Total	1,066,829	0.67	932,585	0.59	5,203,534	3.29	7,202,949	4.56	158,068,727

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	August 2004		August 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	78,307	69.98%	97,562	71.70%	100,855	75.00%
Bank	56,837	50.79%	85,481	62.82%	84,609	62.92%
Non-life insurance companies	2,040	1.82%	1,402	1.03%	1,716	1.28%
Other financial institutions	19,430	17.36%	10,678	7.85%	14,528	10.80%
Direct	33,592	30.02%	38,503	28.30%	33,614	25.00%

Total	111,899	100.00%	136,065	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	August 2004		August 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	4,100	3.66%	8,856	6.72%	10,917	8.12%
Long-term loan	107,799	96.34%	127,208	93.28%	123,552	91.88%
Long-term loan within 1 year	56,954	50.90%	49,577	37.61%	53,874	40.06%
Long-term loan over 1 year	50,845	45.44%	81,886	55.67%	69,678	51.82%

Total	111,899	100.00%	136,065	100.00%	134,469	100.00%

Borrowing rates

	(%)
	August 2004	August 2005	March 2005
Indirect	2.27	1.82	1.97
Bank	2.19	1.77	1.89
Non-life insurance companies	2.63	2.37	2.35
Other financial institutions	2.45	2.11	2.38
Direct	1.94	1.29	1.30

Total	2.17	1.67	1.80

List of Investment Securities

	As of August 31, 2005
	(amount: Yen)
Listed Companies	Code	# of Shares	Price/Share	Beg. Book Value	8/31 Price	Carrying Value	Difference
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	64,500	3,225,000,000	2,920,420,000
MOC Corp.	2363	800	165,000	132,000,000	357,000	285,600,000	153,600,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	154,000	76,384,000	8,559,755
Aeria Inc.	3758	30	1,600,000	48,000,000	3,030,000	90,900,000	42,900,000
Risk Monster Co., Ltd.	3768	500	250,000	125,000,000	1,030,000	515,000,000	390,000,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	228,000	114,000,000	62,733,750
Axell Corp.	6730	600	41,666	25,000,000	424,000	254,400,000	229,400,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	12,350	123,500,000	68,193,361
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,679	29,046,700	4,809,400
Kosugi Sangyo Co., Ltd.	8146	700,000	85	59,500,000	283	198,100,000	138,600,000
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	681	68,100,000	-5,839,500
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	1,099	135,145,129	62,249,260
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	2,245	67,350,000	22,350,000
IDU Co.	8922	5,200	198,758	1,033,544,000	163,000	847,600,000	-185,944,000
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	85,000	127,500,000	4,236,000
Xinhua Finance Ltd.	9399	7,041	158,073	1,112,999,989	290,000	2,041,894,350	928,894,361
Venture Link Co., Ltd.*	9609	12,285,400	200	2,457,080,000	257	3,157,347,800	700,267,800

Subtotal				5,811,437,792		11,356,867,979	5,545,430,187

* NIS Lease Co., Ltd. holds all shares of Venture Link Co., Ltd.

Non-listed Companies and Others				Beg. Book Value	Share Price	Carrying Value	Difference
88 companies				6,569,667,720	—	6,569,667,720	0
* Deemed securities are included.

Total				12,381,105,512		17,926,535,699	5,545,430,187

Subsidiaries and Affiliates

	(amount: Yen)
Subsidiaries and Affiliates	Code	# of Shares	Price/Share	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	200,000	2,500	500,000,000	180,000	36,000,000,000	35,500,000,000
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.*		—	—	1,050,151,000	—	1,050,151,000	0
NIS Real Estate Co., Ltd.		570	50,000	28,500,000	50,000	28,500,000	0
NIS Trading Co., Ltd.		2,700	10,000	27,000,000	10,000	27,000,000	0
Nissin Insurance Co., Ltd.		200	50,000	10,000,000	50,000	10,000,000	0
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co.,Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0
NIS Securities Co., Ltd.		7,036,050	542	3,810,767,000	542	3,810,767,000	0

Total				7,159,418,000		42,659,418,000	35,500,000,000

* Beginning book value (US$10,000,000) of Matsuyama Nissin Investment & Consulting (Shanghai) is converted into yen.